UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2009

GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964

(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

 Copies to:
McLaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, NY 10016
Attn: Steven W. Schuster

This Current Report on Form 8-K is filed by GFR Pharmaceuticals Inc., a Nevada corporation, in connection with the items described below.

Item 4.01  Changes in Registrant’s Certifying Accountant.

On January 5, 2009, the Company engaged Yu and Associates CPA Corporation.  On January 5, 2009, the Company’s former independent accountants, Zhong Yi (Hong Kong) C.P.A. Company Limited were dismissed as independent accountants of the Company.  The change of independent accountants was approved by the Board of Directors of the Company.

The former independent accountant’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s reports did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s last two fiscal years and through the date of dismissal, there were no disagreements between the Company and its former independent accountants on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

16.1 Letter regarding change in certifying public accountant.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: January 5, 2009	By:	/s/ Zhao Yan Ding
Zhao Yan Ding
Chief Executive Officer